Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

AVALARA, INC.

Originally adopted on            , 2018, effective             , 2018

Amendments, updates and changes are listed on page i.

AVALARA, INC.

AMENDMENTS, UPDATES, AND CHANGES

Date	Action Taken

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CONTENTS

SECTION 1. DEFINITIONS			1

SECTION 2. SHAREHOLDERS			1

2.1	Annual Meetings		1

2.2	Special Meetings		2

2.3	Meetings by Communications Equipment		2

2.4	Date, Time and Place of Meetings		2

2.5	Notice to Shareholders		2

	2.5.1	Type of Notice	2

	2.5.2	Effectiveness of Notice	3

	2.5.3	Notice of Meetings	3

	2.5.4	Waiver of Notice	4

2.6	Notice of Nominations and Shareholder Business		4

	2.6.1	Annual Meetings	4

	2.6.2	Special Meetings	7

	2.6.3	General	7

	2.6.4	Notice or Request to Corporation	8

2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend		8

	2.7.1	Record Date for Meeting of Shareholders	8

	2.7.2	Record Date to Receive Payment of Dividend or Distribution	8

2.8	Voting Record		8

2.9	Quorum		9

2.10	Manner of Acting		9

	2.10.1	Matters Other Than the Election of Directors	9

	2.10.2	Election of Directors	9

2.11	Proxies		9

	2.11.1	Written Authorization	9

	2.11.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission	9

	2.11.3	Effectiveness of Appointment of Proxy	10

	2.11.4	Revocability of Proxy	10

	2.11.5	Death or Incapacity of Shareholder Appointing a Proxy	10

	2.11.6	Acceptance of Proxy’s Vote or Action	10

	2.11.7	Meaning of Sign or Signature	10

2.12	Voting of Shares		11

2.13	Voting for Directors		11

2.14	Action by Shareholders Without a Meeting		11

	2.14.1	Unanimous Written Consent	11

	2.14.2	General Provisions	11

2.15	Inspectors of Election		12

	2.15.1	Appointment	12

	2.15.2	Duties	12

SECTION 3. BOARD OF DIRECTORS			12

3.1	General Powers		12

3.2	Number and Tenure		13

3.3	Regular Meetings		13

3.4	Special Meetings		13

3.5	Meetings by Communications Equipment		13

3.6	Notice of Special Meetings		13

	3.6.1	Number of Days’ Notice	13

	3.6.2	Type of Notice	13

	3.6.3	Effectiveness of Written Notice	14

	3.6.4	Effectiveness of Oral Notice	15

3.7	Waiver of Notice		15

	3.7.1	Waiver by Delivery of a Record	15

	3.7.2	Waiver by Attendance	15

3.8	Quorum		15

	3.8.1	Board	15

	3.8.2	Committees	15

3.9	Manner of Acting		16

3.10	Presumption of Assent		16

3.11	Action by Board or Committees Without a Meeting		16

3.12	Resignation of Directors and Committee Members		16

3.13	Removal of Directors and Committee Members		16

	3.13.1	Removal of Directors	16

	3.13.2	Removal of Committee Members	17

3.14	Vacancies		17

3.15	Executive and Other Committees		17

	3.15.1	Creation of Committees	17

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	3.15.2	Authority of Committees	17

	3.15.3	Minutes of Meetings	17

3.16	Compensation of Directors and Committee Members		17

SECTION 4. OFFICERS			18

4.1	Appointment and Term		18

4.2	Resignation of Officers		18

4.3	Removal of Officers		18

4.4	Contract Rights of Officers		18

4.5	Chairperson of the Board		18

4.6	Chief Executive Officer		18

4.7	President		19

4.8	Vice President		19

4.9	Secretary		19

4.10	Treasurer		19

4.11	Salaries		20

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER			20

5.1	Issuance of Shares		20

5.2	Certificates for Shares		20

5.3	Issuance of Shares Without Certificates		20

5.4	Stock Records		20

5.5	Restriction on Transfer		20

5.6	Transfer of Shares		21

5.7	Lost, Destroyed or Damaged Certificates		21

SECTION 6. INDEMNIFICATION			21

6.1	Right to Indemnification		21

6.2	Restrictions on Indemnification		22

6.3	Advancement of Expenses		22

6.4	Right of Indemnitee to Bring Suit		22

6.5	Procedures Exclusive		22

6.6	Nonexclusivity of Rights		22

6.7	Insurance, Contracts and Funding		23

6.8	Indemnification of Employees and Agents of the Corporation		23

6.9	Persons Serving Other Entities		23

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SECTION 7. GENERAL MATTERS			23

7.1	Accounting Year		23

7.2	Amendment or Repeal of Bylaws		23

7.3	Books and Records		24

7.4	Contracts, Loans, Checks and Deposits		24

	7.4.1	Contracts	24

	7.4.2	Loans to the Corporation	24

	7.4.3	Checks, Drafts, etc.	25

	7.4.4	Deposits	25

7.5	Corporate Seal		25

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AMENDED AND RESTATED BYLAWS

OF

AVALARA, INC.

SECTION 1. DEFINITIONS

As used in these Bylaws, the following terms shall have the following meanings:

“Articles of Incorporation” means the corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

“Board” means the Board of Directors of the corporation.

“Electronic transmission” means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by the sender and recipient.

“Execute,” “executes” or “executed” means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission.

“RCW” means the Revised Code of Washington and “RCW 23B” means Title 23B of the Revised Code of Washington (also known as the Washington Business Corporation Act).

“Record” means information inscribed on a tangible medium or contained in an electronic transmission.

“Tangible medium” means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

“Washington Business Corporation Act” means the Washington Business Corporation Act, as it exists now or may be amended.

“Writing” or “written” means embodied in a tangible medium and excludes an electronic transmission.

SECTION 2. SHAREHOLDERS

2.1 Annual Meetings

The annual meeting of shareholders shall be held at such place and time and on such date as determined by the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting.

2.2 Special Meetings

A special meeting of shareholders may be called at any time by the Board, or by any of the following persons: the Chairperson of the Board, the Chief Executive Officer or the President. A special meeting of shareholders may not be called by the shareholders or any other person or persons, other than as set forth in this Section 2.2.

2.3 Meetings by Communications Equipment

Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

2.4 Date, Time and Place of Meetings

Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to request by shareholders as provided herein, shall be held on a date and at a time and place, within or without the State of Washington, designated by or at the direction of the Board.

2.5 Notice to Shareholders

Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this Section 2.5.

2.5.1 Type of Notice

(a) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(b) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.2 Effectiveness of Notice

(a) Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.

(b) Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

(c) Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.

(d) Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e) Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(f) Notice by Publication. Notice given by publication is effective five days after first publication.

2.5.3 Notice of Meetings

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairperson of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.3.1 Number of Days’ Notice

(a) Normal Business. Except as provided in Section 2.5.3.1(b), notice of the meeting shall be provided not less than 10 or more than 60 days before the meeting.

(b) Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 or more than 60 days before the meeting.

2.5.3.2 Adjourned Meetings

If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if this information is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.4 Waiver of Notice

2.5.4.1 Waiver by Delivery of a Record

A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act before or after the date and time of the meeting that is the subject of the notice. The waiver must be (a) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (b) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

2.5.4.2 Waiver by Attendance

Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.5.4.3 Waiver of Objection

A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

2.6 Notice of Nominations and Shareholder Business

2.6.1 Annual Meetings

(a) Nominations of persons for election to the Board or the proposal of other business to be transacted by the shareholders at an annual meeting of shareholders may be made only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or any authorized committee thereof or (iii) by any shareholder of the corporation who is a shareholder of record both at the time the notice required by Section 2.6.1(b) is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.6.1. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the corporation’s notice of meeting, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.

(b) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Section 2.6.1(a)(iii), the shareholder must have delivered timely notice thereof, in accordance with Section 2.6.4, to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for shareholder action. Without qualification, to be timely, a shareholder’s notice must be delivered to and received by the Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered to and received by the Secretary no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a Public Announcement of the date of the meeting was first made. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) A shareholder’s notice to the Secretary shall set forth

(i) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivatives positions held or beneficially held by the nominee, (D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the corporation’s securities (any such agreement, arrangement or understanding, a “Derivative Instrument”), (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and any Shareholder Associated Person (as defined below), on the one hand, and each nominee, and each nominee’s respective affiliates or persons acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any affiliate or person acting in concert with such shareholder or such nominee were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant, and (F) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be);

(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the Shareholder Associated Person (as defined below), if any, on whose behalf the proposal is made; and

(iii) as to the shareholder giving the notice and the Shareholder Associated Person, if any, on whose behalf the proposal or nomination is made: (A) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person, (B) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (C) a description of any Derivative Instrument that has been entered into by or on behalf of such shareholder or any such Shareholder Associated Person with respect to the corporation’s securities, (D) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder or any Shareholder Associated Person, on the one hand, and any other person acting in concert with any of them, on the other hand, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable), (E) a description of the terms of and number of shares subject to any short interest in any security of the corporation in which the shareholder or any Shareholder Associated Person has an interest (for purposes of these Bylaws a person shall have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) a description of any proportionate interest in shares of the corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member, (G) a description of the terms of and number of shares subject to any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, (H) a description of the terms of and number of shares subject to any arrangements, rights or other interests described in Section 2.6.1(c)(iii)(C)-(G) held by members of such shareholder’s or Shareholder Associated Person’s immediate family sharing the same household, (I) any other information relating to the shareholder or any Shareholder Associated Person or any person who would be considered a participant in a solicitation with such shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (J) a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business or nomination and to vote or cause to be voted its stock at the meeting, and (K) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to be cast on the proposal or nomination required under applicable law to carry the proposal or to elect the director.

In addition, to be in proper form under this Section 2.6.1, a shareholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in Sections 2.6.1(c)(i)(C)-(F) and 2.6.1(c)(iii)(B) and (C) as of the record date for notice of the meeting.

(iv) For purposes of this Section 2.6, the term “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.

2.6.2 Special Meetings

Only such business shall be conducted at a special meeting of shareholders as shall have been specified in the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders (a) by or at the direction of the Board or any authorized committee thereof or (b) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time the notice required by Section 2.6.1 is delivered to and received by the Secretary and at the time of the special meeting, who is entitled to vote at the special meeting and in such election of directors, and who complies with the notice procedures set forth in Section 2.6.1 as to such nomination. In the event the corporation calls a special meeting for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the corporation’s notice of meeting, if the shareholder’s notice required by Section 2.6.1 is delivered to and received by the Secretary no earlier than the close of business on the 120th day prior to such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which a Public Announcement of the date of the special meeting was first made and of the nominees proposed by the Board to be elected at such special meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting as to which notice has been sent to shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

2.6.3 General

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.6. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.6 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s statement as required by Section 2.6.1(c)(iii)(K)) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.6, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a written record executed by such shareholder or an electronically transmitted record executed by such shareholder to act for such shareholder as proxy at the annual or special meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.

(b) Without limiting the foregoing provisions of this Section 2.6, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6; provided, however, that any references in these

Bylaws to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.6, and compliance with Sections 2.6.1 and 2.6.2 shall be the exclusive means for a shareholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (ii) of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, or (iii) of the holders of any series of Preferred Stock, if any, to the extent provided for under law, the Articles of Incorporation or these Bylaws.

2.6.4 Notice or Request to Corporation

Any notice or request required to be delivered by a shareholder to the corporation pursuant to Section 2.2 or this Section 2.6 must be either (a) set forth in an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (b) set forth in an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system.

2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.7.1 Record Date for Meeting of Shareholders

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of a meeting, the Board may fix a future date as the record date for the determination. The record date shall be not less than 10 or more than 70 days prior to the date of the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. The determination of the record date shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7.2 Record Date to Receive Payment of Dividend or Distribution

For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for the dividend or distribution. The record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8 Voting Record

At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of the meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to the meeting, and shall be kept open at the meeting, for the inspection of any shareholder or any shareholder’s agent or attorney-in-fact.

2.9 Quorum

A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote on the matter, represented in person or by proxy, shall constitute a quorum of those shares at a meeting of shareholders, including a majority of the votes entitled to be cast by the holders of any class or series of shares entitled to vote as a separate voting group. If less than a quorum of votes is represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time and place are announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, if a quorum is present or represented at the meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of holders of shares representing enough votes entitled to be cast to leave less than a quorum.

2.10 Manner of Acting

2.10.1 Matters Other Than the Election of Directors

If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by shares entitled to vote on the matter exceed the votes cast against the action by shares entitled to vote thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes or approval by separate voting groups.

2.10.2 Election of Directors

Directors shall be elected in the manner set forth in Section 2.13.

2.11 Proxies

A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.11.1 Written Authorization

Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.

2.11.2 Recorded Telephone Call, Voice Mail or Other Electronic Transmission

Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which he or she relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission, and the corporation shall retain copies of the transmission for a reasonable period of time after the election, provided that they are retained for at least 60 days.

2.11.3 Effectiveness of Appointment of Proxy

An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voice mail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

2.11.4 Revocability of Proxy

An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under RCW 23B.07.310. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.11.5 Death or Incapacity of Shareholder Appointing a Proxy

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11.6 Acceptance of Proxy’s Vote or Action

Subject to RCW 23B.07.240 and to any express limitation on the proxy’s authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.11.7 Meaning of Sign or Signature

For the purposes of this Section 2.11, “signing” or “signature” includes any manual, facsimile, conformed or electronic signature.

2.12 Voting of Shares

Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon the matter.

2.13 Voting for Directors

Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.14.

2.14 Action by Shareholders Without a Meeting

Any action that may or is required to be taken at a meeting of shareholders may be taken without a meeting or a vote, pursuant to the provisions of this Section 2.14.

2.14.1 Unanimous Written Consent

Action may be taken by unanimous consent if (a) one or more consents, each in the form of a record, describing the action taken are executed by all the shareholders entitled to vote with respect to the matter and (b) the executed consents are delivered to the corporation for filing with the corporate records.

2.14.2 General Provisions

(a) Form of Consent. The consent shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.

(b) Record Date. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is executed.

(c) Withdrawal of Consent. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation.

(d) Date of Signature. Every consent shall bear the date of execution of each shareholder that executes the consent.

(e) Time Allowed to Complete Execution of Consents. A consent is not effective to take the action referred to in the consent unless, within 60 days of the date of the earliest dated consent that is delivered to the corporation, consents executed by a sufficient number of shareholders to take action are delivered to the corporation.

(f) Effective Date of Consent Action. Unless the consent specifies a later effective date, actions taken by consent of the shareholders are effective when consents sufficient to authorize taking the action are in possession of the corporation.

(g) Inclusion in Corporate Records. The consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

2.15 Inspectors of Election

2.15.1 Appointment

In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairperson of such meeting shall appoint one or more persons to act as inspectors of election at such meeting.

2.15.2 Duties

The inspectors of election shall

(a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period of time a record of the disposition of any challenges to any determination made by them; and

(e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the Washington Business Corporation Act as then in effect. In determining the validity of any proxy transmitted by telephone call, voice mail or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2 Number and Tenure

The Board shall be composed of not less than two directors, the specific number to be set from time to time solely by resolution of the Board in accordance with the provisions of the Articles of Incorporation. No decrease in the number of authorized directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns or is removed, such director shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until there is a decrease in the authorized number of directors. In accordance with the provisions of the Articles of Incorporation, the directors of the corporation shall be divided into three classes. Directors need not be shareholders of the corporation or residents of the State of Washington.

3.3 Regular Meetings

By resolution, the Board, or any committee designated by the Board, may specify the time and place, within or without the State of Washington, for holding regular meetings without notice other than the resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any director and, in the case of any special meeting of any committee designated by the Board, by the committee’s chairperson. The person or persons authorized to call special meetings may fix any place, within or without the State of Washington, for holding any special Board or committee meeting called by such person or persons.

3.5 Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear one another during the meeting, and participation in this manner shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director on the Board or committee, as applicable, in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of the meeting.

3.6.1 Number of Days’ Notice

Notice of the meeting shall be given at least two days before the meeting.

3.6.2 Type of Notice

(a) Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b) Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c) Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1) Consent to Receive Notice by Electronic Transmission. Notice to directors in an electronic transmission is effective only with respect to directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2) Revocation of Consent to Receive Notice by Electronic Transmission. A director who has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3) Posting Notice on an Electronic Network. Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.3 Effectiveness of Written Notice

(a) Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown on the records of the corporation.

(b) Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d) Notice by Private Carrier. Notice given by private carrier is effective when received by the director.

(e) Personal Notice. Notice given by personal delivery is effective when received by the director.

(f) Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.4 Effectiveness of Oral Notice

(a) Notice in Person or by Telephone. Oral notice is effective when received by the director.

(b) Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director.

3.7 Waiver of Notice

3.7.1 Waiver by Delivery of a Record

A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice, and the waiver shall be equivalent to the giving of notice. The waiver must be delivered to the corporation by the director entitled to the notice for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.

3.7.2 Waiver by Attendance

A director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

3.8 Quorum

3.8.1 Board

A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8.2 Committees

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of the committee but, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.9 Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board or committee meeting shall be the act of the Board or the committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10 Presumption of Assent

A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at the meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the directors or by all the members of the committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Action taken by consent of directors without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation of Directors and Committee Members

Any director may resign from the Board or any committee of the Board at any time by delivering an executed notice to the Chairperson of the Board, the President, the Secretary or the Board. The resignation is effective upon delivery unless the notice of resignation specifies a later effective date, and unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

3.13 Removal of Directors and Committee Members

3.13.1 Removal of Directors

At a meeting of shareholders called expressly for that purpose (in accordance with the procedures set forth in Sections 2.2 and 2.6), one or more directors, including the entire Board, may be removed only for cause by the holders of the shares entitled to elect the director or directors whose removal is sought if, with respect to a particular director, the number of votes cast to remove the director exceeds the number of votes cast to not remove the director.

3.13.2 Removal of Committee Members

The Board may remove any member of any committee elected or appointed by it by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.

3.14 Vacancies

Unless the Articles of Incorporation provide otherwise, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of the remaining directors or the sole remaining director. The term of a director elected to fill a vacancy expires at the next election of directors by the shareholders.

3.15 Executive and Other Committees

3.15.1 Creation of Committees

The Board, by resolution, may create standing or temporary committees, including an Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee, and appoint members from its own number and invest the committees with powers as it may see fit, subject to conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. The resolution must be adopted by the greater of a majority of all the directors then in office or the number of directors required to take action in accordance with these Bylaws. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2 Authority of Committees

Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no committee shall have the authority to: (a) authorize or approve a distribution, except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16 Compensation of Directors and Committee Members

By Board resolution, directors and committee members may be paid for their service as directors and committee members in such amounts and form as specified in such resolution, which may include, without limitation, their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as director or a committee member, and such other compensation as the Board may determine (including, without limitation, stock options or other equity compensation). No payment for expenses or compensation as a director or committee member shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for his or her services.

SECTION 4. OFFICERS

4.1 Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint any executive officer and shall have the authority to appoint any other officers and to prescribe the respective terms of office, authority and duties of the executive officers or other officers. As used in these Bylaws, the term “executive officer” shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policymaking function. The Board may delegate to any executive officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2 Resignation of Officers

Any officer may resign at any time by delivering a notice to the corporation either in an executed written record or in an executed electronically transmitted record. The resignation is effective upon delivery unless the notice of resignation specifies a later effective date, and unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

4.3 Removal of Officers

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4 Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5 Chairperson of the Board

If appointed, the Chairperson of the Board shall perform the duties assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as chairperson of the meetings.

4.6 Chief Executive Officer

If appointed, the Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and shareholders in the absence of a Chairperson of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.7 President

In the event of the death of the Chief Executive Officer or a vacancy in the office of the Chief Executive Officer, or his or her inability to act, the President, if appointed, shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. In general, the President shall perform all duties incident to the office of President and other duties prescribed by the Board from time to time.

4.8 Vice President

In the event of the death of the President or a vacancy in the office of the President, or his or her inability to act, the Vice President shall, if appointed, perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. If there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to the office of Vice President, shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. Vice Presidents shall perform other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by or at the direction of the Board.

4.9 Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for funds due and payable to the corporation from any source whatsoever, and deposit funds in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general shall perform all duties incident to the office of Treasurer and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated authority to set salaries of officers. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board or by a committee designated by the Board to the extent the committee is empowered to do so.

5.2 Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, (a) by any two officers designated by the Board or (b) if no specific designation is made, by the Chairperson of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of the shares. All certificates shall be consecutively numbered or otherwise identified.

5.3 Issuance of Shares Without Certificates

The Board may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Washington law.

5.4 Stock Records

The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by the certificate and the date of issuance of the certificate, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner for all purposes.

5.5 Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows or that substantially effects the same purpose:

The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless

(a) there is an effective registration statement under the Act and applicable state securities laws covering the transaction involving these securities, (b) the corporation receives an opinion of legal counsel for the holder of these securities satisfactory to the corporation stating that the transaction is exempt from registration, or (c) the corporation otherwise satisfies itself that the transaction is exempt from registration.

If any securities of the corporation are issued pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “1933 Act”), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.

5.6 Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares have been surrendered and canceled.

5.7 Lost, Destroyed or Damaged Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon terms and indemnity to the corporation as the Board may prescribe.

SECTION 6. INDEMNIFICATION

6.1 Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been a director or officer of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the corporation or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 6.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board. The right to indemnification conferred in this Section 6 shall be a contract right.

6.2 Restrictions on Indemnification

No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of RCW 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying indemnification. Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 6.2 shall be as set forth in the amended statutory provision.

6.3 Advancement of Expenses

The right to indemnification conferred in this Section 6 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

6.4 Right of Indemnitee to Bring Suit

If a claim under Section 6.1 or 6.3 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 6.4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

6.5 Procedures Exclusive

Pursuant to RCW 23B.08.560(2) or any successor provision, the procedures for indemnification and the advancement of expenses set forth in this Section 6 are in lieu of the procedures required by RCW 23B.08.550 or any successor provision.

6.6 Nonexclusivity of Rights

Except as set forth in Section 6.5, the right to indemnification and the advancement of expenses conferred in this Section 6 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of, the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise. Notwithstanding any amendment or repeal of this Section 6, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal.

6.7 Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify the person against the expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section 6 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Section 6.

6.8 Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in Section 6.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section 6 with respect to indemnification and the advancement of expenses of directors and officers of the corporation, (b) pursuant to rights granted or provided by the Washington Business Corporation Act, or (c) as are otherwise consistent with law.

6.9 Persons Serving Other Entities

Any person who, while a director or officer of the corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership, shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Sections 6.1 and 6.3, respectively.

SECTION 7. GENERAL MATTERS

7.1 Accounting Year

The accounting year of the corporation shall be the calendar year, but if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

7.2 Amendment or Repeal of Bylaws

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not amend or repeal any Bylaw that the shareholders have expressly provided, in amending or repealing the Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws (in accordance with the procedures set forth in Section 2.2, as applicable, and Section 2.6); provided, however, that the affirmative vote of the holders of at least two-thirds of all the votes entitled to be cast by the shareholders of the corporation generally in the election of directors, voting together as a single voting group, shall be required for the shareholders of the corporation to alter, amend or repeal any provision of these Bylaws or adopt new Bylaws.

7.3 Books and Records

The corporation shall:

(a) keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation;

(b) maintain appropriate accounting records;

(c) maintain or hire an agent to maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each;

(d) maintain its records in written form or in another form capable of conversion into written form within a reasonable time; and

(e) keep a copy of the following records at its principal office;

(i) the Articles of Incorporation and all amendments thereto as currently in effect;

(ii) these Bylaws and all amendments thereto as currently in effect;

(iii) the minutes of all meetings of shareholders and records of all actions taken by shareholders without a meeting for the past three years;

(iv) the financial statements described in RCW 23B.16.200(1) for the past three years;

(v) all communications in the form of a record to shareholders generally within the past three years;

(vi) a list of the names and business addresses of the current directors and officers; and

(vii) the most recent annual report delivered to the Washington Secretary of State.

7.4 Contracts, Loans, Checks and Deposits

7.4.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. The authority may be general or confined to specific instances.

7.4.2 Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. The authority may be general or confined to specific instances.

7.4.3 Checks, Drafts, etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner from time to time determined by resolution of the Board.

7.4.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories selected by the Board.

7.5 Corporate Seal

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.